                                                                    EXHIBIT 4.6


                                 (Face of Note)
                 8 3/4% Convertible Subordinated Notes due 2004

No.                                                           $_______________
                                                         CUSIP NO. 482689 AA 4

                                    KTI, INC.

promises to pay to _____________ or registered assigns, the principal sum of ___________ Dollars on August 15, 2004.

       Interest Payment Dates: February 1, May 1, August 1 and November 1

           Record Dates: January 15, April 15, July 15 and October 15



                              Dated: _______, ____

                              KTI, INC.


                              By:
                                 ----------------------------
                                 Name:
                                 Title:

                  (SEAL)

This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

Authentication Date: [__________________]

FIRST UNION NATIONAL BANK
as Trustee


By:
   -----------------------------

                                 (Back of Note)
                 8 3/4% Convertible Subordinated Notes due 2004

      [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.]1

      1. INTEREST. KTI, Inc., a New Jersey corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8 3/4% per annum from ________________, 199_ until maturity. The Company will pay interest quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15, April 15, July 15 or October 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, First Union National Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

----------
1. This paragraph should be included only if the Debenture is issued in global form.

      4. INDENTURE. The Company issued the Notes under an Indenture dated as of May __, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general subordinated unsecured obligations of the Company limited to $21,400,000 aggregate principal amount.

      5. OPTIONAL REDEMPTION. The Company shall have the option to redeem the Notes on or after August 15, 2000. The Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

            Year                                         PERCENTAGE
            ----                                         ----------
            2000 ....................................      104.4%
            2001 ....................................      102.9%
            2002 ....................................      101.5%
            2003 and thereafter......................      100.0%

            Notwithstanding the foregoing, on or after August 15, 1999, the Company may, at its option, redeem the Notes at 105.9% of the principal amount plus accrued and unpaid interest thereon if the Common Stock bid price has averaged not less than 1.5 times the Conversion Price during 20 consecutive Trading Days.

      6. NO MANDATORY REDEMPTION.

      The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

      7. REPURCHASE AT OPTION OF HOLDER. If there is a Change of Control, at the option of the Holders of a majority in principal amount of Notes, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 4.8 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; and (v) certain events of bankruptcy or insolvency with respect to the Company. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. DEFEASANCE. The Notes are subject to defeasance upon the terms and conditions specified in the Indenture.

      14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      15. CONVERSION RIGHTS. Subject to and upon compliance with the provisions of the Indenture, the Holder of any Note shall have the right, at the option of such Holder, at any time (except that, with respect to any Note or portion of a Note that shall be called for redemption or delivered for repurchase, such right shall terminate immediately prior to close of business on the date fixed for redemption of such Note or portion of such Note unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Note, or any portion of such principal amount that is $1,000 or any integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate principal amount of the Notes or a portion thereof surrendered for conversion by the Conversion Price in effect at such time rounded to the nearest cent, by surrender of the Note so to be converted in whole or in part. The Conversion Price shall be that amount as determined pursuant to the Company's Restated Certificate of Incorporation with respect to the 8 3/4% Series B Convertible Exchangeable Preferred Stock (the "Preferred Stock"), filed with the Secretary of State of the State of New Jersey on August 8, 1997, as amended through the date of exchange of the Preferred Stock for the Note, on the date of exchange of the Preferred Stock for the Notes, subject to adjustment as provided in the Indenture. Immediately following such conversion, the rights of the Holders of converted Notes shall cease and the persons entitled to receive the Common Stock upon the conversion of Notes shall be treated for all purposes as having become the owners of such Common Stock.

      16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or shareholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            KTI, Inc.
            7000 Boulevard East
            Guttenberg, NJ 07093
            Attention: General Counsel

      Unless this certificate is presented by an authorized representative of The Depository Trust Company to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by the authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

________________________________________________________________________________
Insert Social Security or Other Identifying Number of Assignee

________________________________________________________________________________
(Name and Address of Assignee)

________________________________________________________________________________

the within Note and does hereby irrevocably constitute and appoint _____________

_______________________ as attorneys to register the transfer of the said Note on the books kept for registration thereof with full power of substitution in the premises.

Dated:

_______________________________________     ____________________________________
Signature guaranteed:                       NOTICE: Signature must be guaranteed
                                            by an institution which is a
                                            participant in the Securities
_______________________________________     Transfer Agent Medallion Program
                                            (STAMP) or similar program.
NOTICE: The signature to this
assignmentmust correspond with the name
of the registered Holder as it appears
upon the face of the within Note in
every particular, without alteration or
enlargement or any change whatever and
the Social Security or other identifying number of such assignee must be supplied.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.8 of the Indenture, check the box below:

      [ ] Section 4.8

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.8 of the Indenture, state the amount you elect to have purchased: $___________ (in a minimum denomination amount of $1,000 or integral multiple thereof).


Date: ___________________   Your Signature: ____________________________________
                                    NOTICE: The signature to this assignment must correspond with the name of the registered Holder as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and the Social Security or other identifying number of such assignee must be supplied.

                                    Tax Identification No.:____________________

Signature Guaranteed:

______________________________________
NOTICE: Signature must be guaranteed
by an institution which is a
participant in the Securities Transfer
Agent Medallion Program (STAMP) or
similar program.

                        SCHEDULE OF EXCHANGES OF NOTES(1)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR OTHER NOTES HAVE BEEN
MADE:

Date of Exchange     Amount of         Amount of      Principal Amount     Signature of
                    decrease in       increase in      of this Global   authorized officer
                  Principal Amount  Principal Amount   Note following     of Trustee or
                   of this Global    of this Global    such decrease    (or Note Custodian
                       Note               Note           increase)

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------